SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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NATIONWIDE VARIABLE INSURANCE TRUST
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NATIONWIDE VARIABLE INSURANCE TRUST

   1200 River Road, Suite 1000
Conshohocken, Pennsylvania 19428
(800) 848-6331

April 29, 2008

Dear Shareholders:

     The enclosed Information Statement details a recent subadviser change relating to the NVIT International Value Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”).

     Specifically, the Board of Trustees of the Trust (the “Board”) has approved JPMorgan Investment Management, Inc. (“JPMorgan”) to serve as subadviser for a portion of the Fund’s assets. At the same time, the Board approved the termination of The Boston Company Asset Management (“TBC”), as subadviser to the Fund. These changes became effective on February 7, 2008. The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that this Information Statement be sent to you.

     The Board approved the replacement of TBC with JPMorgan upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Fund. This recommendation was based on several factors, including:

  NFA’s dissatisfaction with TBC's performance;
  JPMorgan’s performance record with respect to its international large cap value strategy;
  JPMorgan’s investment strategy focus on international large cap value products and its bottom-up, research driven security selection process;
  JPMorgan’s experience and performance record as adviser to international large cap value portfolios; and
  JPMorgan’s investment personnel who would be managing a portion of the Fund.
  Please read the enclosed Information Statement for additional information.We look forward to continuing to serve you and the Fund in the future.

Sincerely,

     /s/ Eric E. Miller
Eric E. Miller
                                                    Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST

1200 River Road, Suite 1000
Conshohocken, Pennsylvania 19428
(800) 848-6331

INFORMATION STATEMENT

     The Board of Trustees (the “Board”) of Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT International Value Fund (the “Fund”). All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of February 7, 2008, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement. This Information Statement will be sent to Contract Owners on or about April 29, 2008. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers which are unaffiliated with NFA, to terminate subadvisory relationships and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval; provided, among other things, that the Fund send to its shareholders (or, in this case, the Contract Owners who have selected the Fund as an investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

     WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

     The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board. NFA selects subadviser(s) it believes will provide the Fund with high quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

     At an in-person special Board meeting held on January 9, 2008, the Board, including the Trustees who are not considered “interested persons” (“Independent Trustees”) under the Investment Company Act of 1940 (the “1940 Act”), discussed and unanimously approved the termination of The Boston Company Asset Management (“TBC”) as a subadviser to the Fund and hiring of JPMorgan Investment Management, Inc. (“JPMorgan”) as a subadviser to the Fund. This change became effective on February 7, 2008. The Manager of Managers Order allows these subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you.

     As a result of these changes, the assets of the Fund previously subadvised by TBC have been transferred to JPMorgan.

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     In addition to JPMorgan, AllianceBernstein L.P. serves as a subadviser to the Fund. Both AllianceBernstein L.P. and JPMorgan are independent of NFA, and discharge their responsibilities subject to the oversight and supervision of NFA. The subadvisers are paid by NFA from the advisory fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadvisers may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

     The purpose of this Information Statement is to report the selection of JPMorgan, located at 245 Park Avenue, New York, NY 10167, as a subadviser to the Fund. JPMorgan began serving as Fund subadviser on February 7, 2008, following action taken by the Board on January 9, 2008 to approve JPMorgan as a subadviser to the Fund. The decision by the Board to approve JPMorgan as subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

     As part of NFA’s duties to select and supervise the Fund’s subadvisers, NFA is responsible for communicating performance expectations to, and evaluating the performance of a subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

     As part of its ongoing monitoring duties, NFA reviewed the recent performance of the Fund and the allocation of the Fund’s assets among its subadvisers. NFA determined that the portion of the assets managed by TBC had failed to achieve the goal of outperformance of its benchmark, the MSCI EAFE Index, and its peer group of international large cap value funds. NFA determined that TBC's overall performance over time was unsatisfactory. Therefore, NFA recommended that the Board replace TBC as a subadviser to the Fund.

     NFA conducted a qualitative and quantitative due diligence review process of potential subadvisers. NFA extensively researched and analyzed many factors before recommending JPMorgan as a subadviser, including the performance record, investment strategies and strength and depth of management of potential subadvisers. NFA first identified all potential subadvisers with at least a five-year track record in international value portfolios. NFA narrowed the universe of potential subadvisers based on their performance history and then focused its due diligence efforts on those potential subadvisers with existing subadvisory relationships with NFA. NFA then considered a number of qualitative and quantitative factors, including whether the potential subadviser was able to manage a significant amount of additional assets before reaching its capacity in the applicable international large cap value strategy, and whether the potential subadviser was willing to accept the proposed subadvisory fee level. Discussions and on-site due diligence visits were then conducted with the potential subadvisers that met the above qualitative and quantitative measures.

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JPMorgan

     Of the list of proposed subadvisers, NFA believed JPMorgan to be the best overall selection as an additional subadviser to the Fund. JPMorgan was selected for a number of reasons, including their: (1) investment strategy; (2) screening process; (3) portfolio construction methodology; (4) buy/sell discipline; (5) trading/execution strategy; and (6) performance and investment management team. JPMorgan’s investment strategy is based on bottom-up stock selection. Their investment philosophy is that: (i) fundamental in-house research can determine every asset’s “fair value;” (ii) over time, market prices move toward these fair values; (iii) their fundamental in-house research can identify cheap and expensive assets by determining and then comparing the internal rate of return of a company with its sector peers; and (iv) investment decisions based on these comparisons can generate superior long-term returns. JPMorgan seeks to add value to client portfolios by capitalizing on the mis-valuations that arise within and across the world’s equity markets by investing in securities that are undervalued, as identified by their in-house analysis.

     The portion of the Fund subadvised by JPMorgan is managed by a portfolio management team. Gerd Woort-Menker, the lead portfolio manager, is ultimately responsible for security selection decisions. Mr. Woort-Menker works in partnership with Jeroen Huysinga and Georgina Perceval Maxwell in the decision making process.

     Mr. Woort-Menker, Managing Director, is a portfolio manager on the Global Equities Team. An employee since 1987, Mr. Woort-Menker started his investing career as a research analyst following the European insurance industry, was later promoted to head of European research, and then named global head of research. Mr. Woort-Menker currently manages international and global equity portfolios; he has also managed the International Value strategy since its inception. Mr. Woort-Menker began his career at VARTA in Hanover, Germany, where he was a financial comptroller. Mr. Woort-Menker obtained a business accounting degree from Muenster University and earned an M.A. in economics from Freiburg University. He is a CFA charterholder.

     Mr. Huysinga, Managing Director, is a portfolio manager in the Global Equities Team in London. An employee since 1997, Mr. Huysinga previously spent two years at Lombard Odier (UK) Ltd., where he was a Japanese equity portfolio manager. Prior to this, Mr. Huysinga held positions with the British Steel pension fund as a UK analyst and later a Japanese equity portfolio manager, after beginning his career at Lloyds Bank. Mr. Huysinga obtained a B.A. in economics and international studies from the University of Warwick. He is an Associate of the Institute of Investment Management and Research.

     Ms. Maxwell, Managing Director, is a portfolio manager in the Global Equities Team in London. An employee since 1997, Ms. Maxwell was previously a senior investment manager with Lombard Odier Ltd. in London, where she managed Asia ex-Japan portfolios for North American and European institutional clients. She was based in Hong Kong following the Asian markets with special responsibilities for Malaysia, Singapore and Indonesia for three years. Prior to this, from 1986 to 1993, Ms. Maxwell was a Director of Kleinwort Benson International

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Investment. Before working at Kleinwort, she was a Pacific Basin analyst with Capel-Cure Myres. Ms. Maxwell obtained an M.A. in history from Edinburgh University.

     Based on the foregoing considerations, NFA determined that JPMorgan was the best overall choice and recommended to the Board that JPMorgan be approved as a subadviser to the Fund.

BOARD CONSIDERATIONS

     At an in-person special Board meeting held on January 9, 2008, the Board, including the Independent Trustees under the 1940 Act, discussed and unanimously approved the termination of TBC as a subadviser to the Fund and the hiring of JPMorgan as a subadviser to the Fund. Due to NFA's existing subadvisory relationships with JPMorgan, the Board approved an amended subadvisory agreement among the Trust and NFA, on behalf of the Fund and JPMorgan. The Trustees were provided with detailed materials relating to JPMorgan in advance of and at the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the replacement of TBC with JPMorgan and the possible effect on the Fund. The material factors and conclusions that formed the basis for the approval are discussed below.

The Nature, Extent, and Quality of the Services Provided by JPMorgan, as Subadviser.

     The Board reviewed TBC’s performance record for the 1-, 3- and 5-year periods, noting that returns continued on a downward trend relative to both the Fund’s benchmark and international large cap value funds peer group. The Board reviewed JPMorgan’s investment strategy for international large cap value products, as well as JPMorgan’s process and performance record with respect to international large cap value portfolios. The Board also examined and considered the experience of the investment personnel of JPMorgan that would be managing the portion of the Fund allocated to JPMorgan.

     The Board stated their belief that any change in subadviser should not result in a change in the overall advisory fees paid by the Fund. The Board noted that NFA proposed to pay JPMorgan’s subadvisory fees out of the advisory fee that NFA receives. As a result, there would be no change in the advisory fees paid by the Fund.

     Investment Performance. The Board evaluated the Fund’s investment performance and considered the performance of the portfolio manager who is expected to manage the Fund on behalf of JPMorgan. The Board also reviewed the comparative performance of the Fund based on data provided by Lipper. The Trustees concluded that the historical investment performance record of the portfolio manager who is expected to manage the Fund, in combination with various other factors, supported a decision to approve the subadvisory agreement.

     Fee Level and Terms of the Subadvisory Agreement. The Board reviewed the proposed sub-advisory fee, noting that the annual fee payable by NFA to JPMorgan (as a percentage of the Fund’s average daily net assets under JPMorgan’s management) would amount to 0.40% on assets up to $500 million and 0.35% on assets of $500 million and more, whereas the annual fee

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payable by NFA to TBC (as a percentage of the Fund’s average daily net assets under TBC's management) was 0.375% on assets up to $500 million and 0.30% on assets of $500 million and more. The Board considered the Fund’s overall advisory fee and noted that the fees borne by the Fund would remain the same because JPMorgan’s fees would be paid out of the advisory fee that NFA receives from the Fund. The Board reviewed the terms of the subadvisory agreement and concluded that the terms of the subadvisory agreement were fair and reasonable.

     Economies of Scale. The Board noted that the Fund’s current advisory and subadvisory fee schedules include breakpoints that are intended to result in fee reductions to shareholders over time as assets increase.

     Profitability; Fall-Out Benefits. The Board reviews NFA's profitability annually but did not consider JPMorgan’s profitability as a result of the subadvisory relationship with the Fund. The Board considered whether or not any “fall-out” or ancillary benefits would accrue to JPMorgan as a result of its relationship with the Fund.

     Conclusion. Based on this information, the Board, including all of the Independent Trustees, concluded that the nature, extent and quality of the subadvisory services to be provided by JPMorgan were appropriate for the Fund in light of its investment objective.

No single factor was determinative in the decision of the Board, rather the totality of the factors taken together informed the Board’s decisions. The Board of Trustees concluded that the approval of the subadvisory agreement was in the best interests of the Fund and its shareholders and unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

     The subadvisory agreement with JPMorgan, dated May 1, 2007 and amended February 7, 2008 to add the Fund (the “Agreement”), was approved by the Board on January 9, 2008. In accordance with the Manager of Managers Order, the Agreement will not be submitted to the Fund’s shareholders for their approval. The following is a brief summary of the material terms of the Agreement.

     Term. The Agreement has an initial term that expires on May 1, 2009 and continues for successive one-year terms thereafter as long as its continuance is approved by the Board. The Agreement can be terminated on not more than 60 days written notice by NFA, the Trust on behalf of the Fund, a majority of the outstanding voting securities of the Fund or JPMorgan. The Agreement terminates automatically if assigned by any party.

     Fees. Under the Agreement, the annual fee payable by NFA to JPMorgan (as a percentage of the Fund’s average daily net assets) is set forth in the table attached as Exhibit A. The overall advisory fees of the Fund would remain the same under the subadvisory agreement, as JPMorgan’s fees are paid out of the advisory fee that NFA receives from the Fund.

     Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to JPMorgan and for overseeing and reviewing the performance of JPMorgan. JPMorgan is required to manage the Fund in accordance with the Fund’s investment objective

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and policies, subject to the supervision of NFA and the Board.

     Brokerage. Under the Agreement, JPMorgan is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers JPMorgan selects and to negotiate commissions to be paid on such transactions. In doing so, JPMorgan is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

     Indemnification. Under the Agreement, JPMorgan and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement or violation of applicable law.

     JPMorgan is required, under the Agreement, to indemnify NFA, the Trust, the Fund and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of JPMorgan’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA is required to indemnify JPMorgan for any liability and expenses which may be sustained by JPMorgan unless they were the result of JPMorgan’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

     Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory changes. These provisions include a requirement that JPMorgan establish and maintain written proxy voting procedures in compliance with current, applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits JPMorgan to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between JPMorgan and other subadvisers to funds affiliated with the Fund.

     Further Information. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); (ii) by mail at the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website - http://www.sec.gov - through the EDGAR system.

OTHER INFORMATION ABOUT JPMORGAN

     JPMorgan is located at 245 Park Avenue, New York, NY 10167. The following table sets forth the name and principal occupation of each principal executive officer and each director of JPMorgan. The address of each person listed below is 245 Park Avenue, New York , NY 10167.

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Name	Title
Evelyn Guernsey	President/Director/Managing Director
George Gatch	Director/Managing Director
Seth Bernstein	Director/Global Head of Fixed Income/Managing Director
Lawrence Unrein	Director/Managing Director
Martin Porter	Global Head of Equities/Managing Director
Clive Brown	Director/Managing Director
Scott Richter	Secretary
Joseph Azelby	Director/Managing Director
Paul Quinsee	Director/Managing Director
John Hunt	Director/Managing Director
Richard Madsen	Director/Managing Director
Joseph Bertini	Chief Compliance Officer

     JPMorgan is an indirect wholly-owned subsidiary of JPMorgan Chase & Co. JPMorgan acts as investment subadviser for two other series of the Trust – the JPMorgan NVIT Balanced Fund and the Nationwide Multi-Manager NVIT Small Cap Value Fund.

MORE ABOUT FEES AND EXPENSES

     The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

     During the fiscal year ended December 31, 2007, the Fund paid the amounts to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

     NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on January 9, 2008. The Investment Advisory Agreement was last approved by Fund shareholders on April 23, 2007. The key features of the Investment Advisory Agreement are described below.

     Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA

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is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

     Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

     Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60 days written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

     As of February 7, 2008, the Fund had issued and outstanding shares in the amounts as set forth in the table attached as Exhibit D.

     As of February 7, 2008, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

     As of February 7, 2008, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

     Although Contract Owners are not being asked to vote on the approval of JPMorgan as subadviser to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or sub-accounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Funds as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will then vote the shares of the Fund attributable to the Contract Owners in accordance with Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

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     The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

     Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly-owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. Prior to May 1, 2007, Nationwide SA Capital Trust (then known as “Gartmore SA Capital Trust”) served as administrator to the Fund, although NFM (which was then known as “Gartmore Investors Services, Inc.”) served as transfer agent. The address for NFA, NFD, and NFM is 1200 River Road, Suite 1000, Conshohocken, Pennsylvania 19428.

     NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct majority-owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policy holders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

     No Officer or Trustee of the Trust is an officer, employee, or director of JPMorgan, nor do any such Officers or Trustees own securities issued by JPMorgan or have any other material direct or indirect interest in JPMorgan.

     The Trust will furnish without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free (800) 848-6331. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

                                                                           /s/ Eric E. Miller
                                                                           Eric E. Miller, Secretary

April 29, 2008

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EXHIBIT A SUBADVISORY FEES

     The annual fee payable by NFA to JPMorgan (as a percentage of the Fund’s average daily net assets under JPMorgan’s management) is set forth in the following table.

Fund Name NVIT International Value Fund	Subadvisory Fees 0.40% on Subadviser Assets up to $500 million 0.35% on Subadviser Assets of $500 million and more

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

     The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table.

Fund Name NVIT International Value Fund	Advisory Fees 0.75% on assets up to $500 million; 0.70% on assets of $500 million up to $2 billion; 0.65% on assets of $2 billion and more.

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

     The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2007. The amount indicated is net of waivers.

Fund	Advisory Fees ($)

NVIT International Value Fund	$3,426,479[1]

1 Of this amount, NFA paid TBC $1,557,641 for its subadvisory services to the Fund. Had JPMorgan been the subadviser during the last fiscal year ended December 31, 2007, NFA would have paid JPMorgan $1,658,874, which results in a difference of $101,233.

C-1

EXHIBIT D

     As of February 7, 2008, the Fund had issued and outstanding the shares in the amount set forth in the table below.

Fund	Number of Shares Outstanding
NVIT International Value Fund
Class I	159,275.092
Class II	140,330.367
Class III	7,327,486.875
Class IV	3,247,353.430
Class VI	11,525,489.783

D-1

EXHIBIT E

     As of February 7, 2008, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund:

Name and Address of Shareholder	Number of Shares	Percentage of the Class
	Beneficially Owned	Held by the Shareholder

NVIT International Value Fund Class I

NATIONWIDE INVESTMENT SERVICES CORP.	159,275.092	100.00%
C/O IPO PORTFOLIO ACCOUNTING
ONE NATIONWIDE PLAZA
COLUMBUS OH 43215

NVIT International Value Fund Class II

NATIONWIDE INVESTMENT SERVICES CORP.	140,330.367	100.00%
C/O IPO PORTFOLIO ACCOUNTING
ONE NATIONWIDE PLAZA
COLUMBUS OH 43215

NVIT International Value Fund Class III

NATIONWIDE INVESTMENT SERVICES CORP.	4,519,919.682	61.68%
C/O IPO PORTFOLIO ACCOUNTING
ONE NATIONWIDE PLAZA
COLUMBUS OH 43215

NATIONWIDE INVESTMENT SERVICES CORP.	1,663,242.874	22.70%
C/O IPO PORTFOLIO ACCOUNTING
ONE NATIONWIDE PLAZA
COLUMBUS OH 43215

NATIONWIDE INVESTMENT SERVICES CORP.	1,066,268.064	14.55%
C/O IPO PORTFOLIO ACCOUNTING
ONE NATIONWIDE PLAZA
COLUMBUS OH 43215

NVIT International Value Fund Class IV

NATIONWIDE INVESTMENT SERVICES CORP.	2,569,500.758	79.13%
C/O IPO PORTFOLIO ACCOUNTING
ONE NATIONWIDE PLAZA
COLUMBUS OH 43215

NATIONWIDE INVESTMENT SERVICES CORP.	677,852.672	20.87%
C/O IPO PORTFOLIO ACCOUNTING
ONE NATIONWIDE PLAZA
COLUMBUS OH 43215

NVIT International Value Fund Class VI

NATIONWIDE INVESTMENT SERVICES CORP.	11,525,396.423	100.00%
C/O IPO PORTFOLIO ACCOUNTING
ONE NATIONWIDE PLAZA
COLUMBUS OH 43215

E-1